                                                                    EXHIBIT 99.1


BLUE VALLEY BAN CORP                                    NEWS RELEASE
11935 Riley
Overland Park, Kansas  66225-6128            CONTACT:   Mark A. Fortino
                                                        Treasurer
                                                        (913) 338-1000

For Immediate Release Monday, December 15, 2003

             BLUE VALLEY BAN CORP ANNOUNCES $0.15 PER SHARE DIVIDEND

Overland Park, Kansas, December 15, 2003 - Blue Valley Ban Corp (OTCBB: BVBC) ("the Company") announced today that its Board of Directors has authorized a cash dividend of $0.15 per share on its common stock. The dividend will be paid in the first quarter of 2004 to holders of record as of December 31, 2003.

Blue Valley Ban Corp is a bank holding company that through its subsidiary, Bank of Blue Valley, provides banking services to closely-held business, their owners, professionals and individuals in Johnson County, Kansas.

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, can generally be identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company is unable to predict the actual results of its future plans or strategies with certainty. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing; a deterioration of general economic conditions or the demand for housing in the Company's market areas; legislative or regulatory changes; adverse developments in the Company's loan or investment portfolio; any inability to obtain funding on favorable terms; the loss of key personnel; significant increases in competition; and the possible dilutive effect of potential acquisitions or expansions. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.